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                                                                    Exhibit 3.23

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
         Phone: (503) 988 2200
           Fax: (502) 378-4381                                        Articles of Amendment--Business/Professional/Nonprofit
[SEAL]   ===================================================================================================================
         Secretary of State              Check the appropriate box below:                               For office use only
         Corporation Division            [X] BUSINESS/PROFESSIONAL CORPORATION
         228, Capitol St. NE Suite 151       (Complete only 1, 2, 3, 4, 6, 7)
         Salem, OR 97310-1327             [ ] NONPROFIT CORPORATION
                                             (Complete only 1, 2, 3, 5, 6, 7)

Registry Number: 570255-88

Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink

============================================================================================================================

1)  Name of Corporation Prior to Amendment Evergreen Holdings, Inc.

2)  State the Article Number(s) and set forth the article(s) as it is amended to read (Attach a separate sheet if necessary.)

    Article 4 - "The Corporation shall have authority to issue 20,000,000 shares of common stock, no par value."

3)  The Amendment was Adopted On: August 31, 1998
    (if more than one amendment was adopted, identify the date of adoption of each amendment.)

============================================================================================================================

          BUSINESS/PROFESSIONAL CORPORATION ONLY                             NONPROFIT CORPORATION ONLY

4)  Check the Appropriate Statement                            5)  Check the Appropriate Statement

[X] Shareholder action was required to adopt the               [ ] Membership approval was not required. The
    amendment(s). The vote was as follows:                         amendment(s) was approved by a sufficient vote
                                                                   of the board of directors or incorporators.

                          Number of                Number of
Class or     Number of      votes      Number of     votes     [ ] Membership approval was required. The membership
series of     shares       entitled      votes       cast          vote was as follows:
 shares     outstanding   to be cast   cast FOR    AGAINST
------------------------------------------------------------                              Number of               Number of
common       9,710,866     9,710,866   9,710,866       0       Class or     Number of       votes     Number of     votes
------------------------------------------------------------   series of     shares       entitled      votes       cast
                                                                shares     outstanding   to be cast   cast FOR     AGAINST
[ ]  Shareholder action was not required to adopt the          ------------------------------------------------------------
     amendment(s). The amendment(s) was adopted by the board
     of directors without shareholder action.                  ------------------------------------------------------------

[ ] The corporation has not issued any shares of stock, Shareholder action was not to adopt the amendment(s).
     The amendment(s) was adopted by the incorporators or by the board of directors.

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6)  Execution                                    Signature                                 Title
    Printed Name
    Glenn L. Albus                               /s/ Glenn L. Albus                        Secretary
                                                -------------------------
===========================================================================================================================

7)  Contact Name                                               Daytime Phone Number

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